Exhibit 99.2

RELIANCE BANCORP, INC.
585 STEWART AVENUE                                    (516) 222-9300
GARDEN CITY, NY 11530                        FAX:     (516) 222-1997

FOR IMMEDIATE RELEASE:                       July 22, 1999
                                             For Information Contact:
                                             Paul D. Hagan
                                             Senior Vice President and CFO
                                             (516) 222-9308 extension 215


                RELIANCE BANCORP, INC. REPORTS FOURTH QUARTER AND
                          FISCAL YEAR END 1999 RESULTS

Garden City, New York, July 22, 1999

Reliance Bancorp, Inc. (NASDAQ/NMS:RELY), the holding company for Reliance Federal Savings Bank, today reported net income of $5.1 million for the quarter ended June 30, 1999, an increase of $642,000, or 14.4%, from $4.4 million for the prior year quarter ended June 30, 1998. On a diluted earnings per share basis, earnings rose 28.3% to $0.59 for the quarter ended June 30, 1999 from $0.46 for the prior year quarter ended June 30, 1998. Return on average tangible equity increased 19.2% to 16.36% for the quarter ended June 30, 1999 from 13.72% for the quarter ended June 30, 1998. Net income for the fiscal year ended June 30, 1999 was $20.2 million, an increase of $1.4 million, or 7.6%, from $18.7 million for the fiscal year ended June 30, 1998. On a diluted earnings per share basis, earnings rose 13.6% to $2.26 for the year ended June 30, 1999 from $1.99 for the prior year ended June 30, 1998.

Cash earnings for the quarter ended June 30, 1999 were $6.7 million, an increase of $330,000, or 5.1% from $6.4 million recorded in the prior year quarter. On a diluted cash earnings per share basis, earnings rose 18.2% to $0.78 per diluted cash earnings per share from $0.66 recorded in the prior year quarter. Cash earnings for the year ended June 30, 1999 were $27.2 million, an increase of $1.3 million, or 4.9% from $25.9 million recorded in the prior fiscal year. On a diluted cash earnings per share basis, earnings rose 10.9% to $3.05 per diluted cash earnings per share from $2.75 recorded in the prior fiscal year. The Company's cash earnings are determined by adding back to reported earnings the non-cash expenses related to the allocation of ESOP ("Employee Stock Ownership Plan") stock and the earned portion of RRP ("Recognition and Retention Plan") stock, net of associated tax benefits, and amortization of excess of cost over fair value of net assets acquired ("goodwill").

As of June 30, 1999, total assets were $2.5 billion, deposits were $1.5 billion and total stockholders' equity was $171.7 million. At June 30, 1999, the Company had 8,586,210 common shares outstanding with a tangible book value per common share of $13.66.

On June 16, 1999, the Board of Directors declared a regular cash dividend of $0.21 per common share for the quarter ending June 30, 1999. The dividend was paid on July 16, 1999 to stockholders of record on July 2, 1999.

Net income was $5.1 million for the quarter ended June 30, 1999, which represents an annualized return on average assets and average tangible equity of 0.83% and 16.36%, respectively. Net interest income increased to $17.0 million for the quarter ended June 30, 1999, an increase of $253,000, or 1.5%, from $16.8 million for the quarter ended June 30, 1998. The increase in net interest income was attributable to the growth in average interest-earning assets to $2.4 billion for the quarter ended June 30, 1999 from $2.2 billion for the quarter ended June 30, 1998. The growth in average interest-earning assets resulted from increased investments in mortgage-backed securities. As a result of a lower interest rate environment, coupled with accelerated loan and securities prepayments, partially offset by an overall decline in deposit and borrowing costs, and the leveraging of the proceeds from the trust preferred securities, the Bank's net interest spread declined to 2.59% from 2.79% and its net interest margin declined to 2.89% from 3.09%, respectively, for the quarters ended June 30, 1999 and 1998. For the quarter ended June 30, 1999, the yield on interest-earning assets was 6.89% and the cost of interest-bearing liabilities was 4.30% as compared to 7.36% and 4.57%, respectively, for the quarter ended June 30, 1998.

For the quarter ended June 30, 1999, the Company had no provision for loan losses as compared to $150,000 in the prior fiscal year quarter. The decrease in the provision is due to the lower level of non-performing loans.

Non-interest income increased $493,000, or 24.9%, to $2.5 million in the quarter ended June 30, 1999 from $2.0 million in the prior year quarter. The increase is mainly the result of additional fee income from annuity sales, ATM transactions, money center fees and loan prepayment penalties. In addition, the Company recognized $100,000 in securities gains during the quarter ended June 30, 1999 primarily from the sale of debt and equity securities.

Non-interest expense totaled $10.3 million for the quarter ended June 30, 1999, a decrease of $122,000, or 1.2% from $10.4 million recorded in the prior year quarter. As a result of an increased asset base and limited expense growth, the general and administrative expenses to average assets ratio improved to 1.49% from 1.60% in the prior year period. The slight decrease in non-interest expense is mainly due to lower compensation and benefits expense offset by increases in advertising and other general and administrative costs. Compensation and benefits expense decreased $600,000, or 10.8%, to $4.9 million for the quarter ended June 30, 1999 from $5.5 million in the prior year quarter. The decrease in compensation and benefits is due to reduced costs associated with employee benefit plans. Advertising increased $181,000, or 62.4%, for the quarter ended June 30, 1999 as a result of the Bank promoting its new call center for home equity lending and other consumer loans.

                            Fiscal year ended Results

Net income for the fiscal year ended June 30, 1999 was $20.2 million which represents an annualized return on average assets and average tangible equity of 0.81% and 16.40%, respectively. Net interest income increased to $69.3 million for the fiscal year ended June 30, 1999, an increase of $2.3 million, or 3.5%, from $67.0 million for the fiscal year ended June 30, 1998. The increase in net interest income was attributable to the growth in average interest-earning assets to $2.3 billion for the fiscal year ended June 30, 1999 from $2.0 billion for the fiscal year ended June 30, 1998. The growth in interest-earning assets resulted from assets acquired from the Continental Bank acquisition and increased purchases of mortgage-backed and debt securities. As a result of a lower interest rate environment, coupled with accelerated loan and securities prepayments, partially offset by an slight decline in deposit and borrowing costs, and the leveraging of the $50 million of proceeds from the trust preferred securities that were issued in April 1998, the net interest rate spread declined to 2.67% from 2.98% and the net interest margin declined to 2.95% from 3.28%, respectively, for the fiscal year ended June 30, 1999 and 1998. The yield on interest-earning assets was 7.13% for the fiscal year ended June 30, 1999 and the cost of interest-bearing liabilities was 4.46% as compared to 7.52% and 4.54%, respectively, for the fiscal year ended June 30, 1998.

For the year ended June 30, 1999, the Company provision for loan losses was $650,000 as compared to $1.7 million in the prior fiscal year. The decrease in the provision is due to the lower level of non-performing loans.

Non-interest expense totalled $41.0 million for the fiscal year ended June 30, 1999 as compared to $39.7 million for the fiscal year ended June 30, 1998, an increase of $1.3 million, or 3.3%. Occupancy and equipment expense increased $533,000, or 8.2%, from $6.5 million for the fiscal year ended June 30, 1998 to $7.1 million for the fiscal year ended June 30, 1999 primarily due to costs associated with the full year operation of two new banking offices and five check cashing facilities which were acquired from Continental Bank.

For the fiscal year ended June 30, 1999, real estate operations, net was $111,000 as compared to $218,000 in the prior fiscal year. The decrease is mainly the result of a lower provision for REO losses and lower expenses due to faster disposition of properties during the fiscal year ended June 30, 1999. During the fiscal year ended June 30, 1999, the Bank established a provision for REO losses of $34,500 as compared to $93,000 in the prior fiscal year.

                               Financial Condition

As of June 30, 1999, total assets were $2.5 billion, a decrease of $34.0 million from June 30, 1998. Investment securities decreased $24.1 million, or 13.8%, from $175.1 million at June 30, 1998 to $151.0 million at June 30, 1999 as a result of sales and calls of debt securities.

Deposits decreased $78.9 million, or 4.8%, during the fiscal year ended June 30, 1999 as a result of a reduction in certificate of deposit products while borrowings increased $72.2 million, or 11.5%, from $630.2 million at June 30, 1998 to $702.4 million at June 30, 1999 as a result of additional FHLB advances.

Treasury stock increased from $24.0 million at June 30, 1998 to $50.6 million at June 30, 1999 as a result of 1.0 million shares repurchased net of stock options exercised during the fiscal year ended. During the quarter ended June 30, 1999, the Company repurchased 110,000 shares at an aggregate cost of $3.1 million.

Non-performing assets

Non-performing loans totaled $6.6 million, or 0.67% of total loans at June 30, 1999 as compared to $9.3 million, or 0.95% of total loans, at June 30, 1998. Non-performing loans at June 30, 1999 were comprised of $4.0 million of loans secured by one- to four-family residences, $1.9 million of commercial real estate loans, $433,000 of commercial loans and $255,000 of guaranteed student and other loans.

For the quarter  ended June 30,  1999,  the Company  had no  provision  for loan losses due to the improved level of non-performing loans. For the fiscal year ended June 30, 1999, the Company's loan loss provision was $650,000. Net charge-offs were $203,000 and $471,000, respectively, for the quarter and fiscal year ended June 30, 1999. The Company's allowance for loan losses totalled $9.1 million at June 30, 1999 as compared to $8.9 million at June 30, 1998 which represents a ratio of allowance for loan losses to non-performing loans and to total loans of 139.08% and 0.93% at June 30, 1999 compared to 96.12% and 0.91% at June 30, 1998, respectively. Management believes the allowance for loan losses at June 30, 1999 is adequate and sufficient reserves are presently maintained to cover losses on non-performing loans.

Reliance Bancorp, Inc. and Reliance Federal Savings Bank are headquartered in Garden City, New York. Reliance Federal is a community bank specializing in providing deposit and credit services for its consumer and commercial customers. Reliance Federal Savings Bank serves its customers from 29 banking offices located in the New York counties of Queens, Nassau and Suffolk. Additional information on the Company and Bank can be found on our Internet web site at www.reliance-federal.com.

This release may contain certain forward-looking statements and may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." Examples of forward looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.

                      RELIANCE BANCORP, INC. and SUBSIDIARY
                      Consolidated Statements of Condition
                                   (Unaudited)
             (Dollars in thousands, except share and per share data)

                                                                                          June 30,         June 30,
Assets                                                                                     1999              1998
------                                                                                    --------         -------
Cash and due from banks...........................................................        $ 33,255        $ 37,596
Money market investments..........................................................              --           9,500
Debt and equity securities available-for-sale.....................................         122,168         134,907
Debt and equity securities held-to-maturity (with estimated
   market values of $28,840 and $40,509, respectively)............................          28,835          40,189
Mortgage-backed securities available-for-sale.....................................         935,038         940,347
Mortgage-backed securities held-to-maturity (with estimated
   market values of $252,233 and $252,332, respectively)..........................         255,917         249,259
Loans receivable:
     Mortgage loans...............................................................         810,894         790,951
     Commercial loans.............................................................          44,949          49,887
     Consumer and other loans.....................................................         127,350         137,900
       Less allowance for loan losses.............................................          (9,120)         (8,941)
                                                                                          ---------       ---------
             Loans receivable, net................................................         974,073         969,797
Accrued interest receivable, net..................................................          13,095          14,958
Office properties and equipment, net..............................................          16,368          15,436
Prepaid expenses and other assets.................................................          16,960          11,732
Mortgage servicing rights.........................................................           1,514           2,317
Excess of cost over fair value of net assets acquired.............................          54,373          58,936
Real estate owned, net............................................................             177             755
                                                                                           -------     -----------
             Total assets.........................................................     $ 2,451,773     $ 2,485,729
                                                                                         =========       =========

Liabilities and Stockholders' Equity
Deposits..........................................................................     $ 1,549,419     $ 1,628,298
Borrowed Funds....................................................................         702,434         630,206
Advance payments by borrowers for taxes and insurance.............................           6,399           9,806
Accrued expenses and other liabilities............................................          21,854          22,555
                                                                                          --------       ---------
             Total liabilities....................................................       2,280,106       2,290,865
                                                                                         ---------       ---------

Commitments Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued.........................................................              --              --
Common stock, $.01 par value, 20,000,000 shares
  authorized; 10,750,820 shares issued; 8,586,210 and 9,564,988
    outstanding, respectively.....................................................             108             108
Additional paid-in capital........................................................         121,037         117,909
Retained earnings, substantially restricted.......................................         115,976         102,305
Accumulated other comprehensive income:
   Net unrealized (depreciation) appreciation on securities
    available-for-sale, net of taxes..............................................         (10,546)          4,212
Less:
Unallocated common stock held by ESOP.............................................          (3,726)         (4,554)
Unearned common stock held by RRP.................................................             (66)           (713)
Common stock held by SERP (at cost)...............................................            (550)           (373)
Treasury stock, at cost (2,164,610 and 1,185,832 shares, respectively)............         (50,566)        (24,030)
                                                                                          ---------        --------
     Total stockholders' equity...................................................         171,667         194,864
                                                                                          --------         -------
            Total liabilities and stockholders' equity............................     $ 2,451,773     $ 2,485,729
                                                                                         =========       =========










                      RELIANCE BANCORP, INC. and SUBSIDIARY
                        Consolidated Statements of Income
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                    Three Months Ended       Fiscal Year Ended
                                                                          June 30,                 June 30,
                                                                  ----------------------     --------------------
                                                                    1999          1998         1999          1998
                                                                  --------      --------     --------      ------
Interest income:
   First mortgage loans........................................    $15,274     $ 15,880      $ 62,182     $ 63,573
   Commercial loans............................................      1,102        1,392         4,892        3,916
   Consumer and other loans....................................      2,513        2,958        10,730       12,130
   Mortgage-backed securities..................................     19,369       16,996        78,948       67,185
   Money market investments....................................         30          277           284          615
   Debt and equity securities..................................      2,341        2,421        10,274        6,400
                                                                    ------       ------      --------     --------
      Total interest income....................................     40,629       39,924       167,310      153,819
                                                                    ------       ------       -------      -------

Interest expense:
   Deposits....................................................     14,176       16,279        61,972       63,432
   Borrowed funds..............................................      9,433        6,878        36,034       23,396
                                                                    ------      -------        ------       ------
      Total interest expense...................................     23,609       23,157        98,006       86,828
                                                                    ------       ------        ------       ------
      Net interest income before provision for loan losses.....     17,020       16,767        69,304       66,991
   Provision for loan losses...................................         --          150           650        1,650
                                                                  --------      -------       -------      -------
      Net interest income after provision for loan losses......     17,020       16,617        68,654       65,341
                                                                    ------       ------        ------       ------

Non-interest income:
   Loan fees and service charges...............................        505          329         1,352        1,047
   Other operating income......................................      1,150          978         4,279        3,452
   Income from Money Centers...................................        720          675         2,650        1,882
   Condemnation award on joint venture.........................         --           --            --        1,483
   Net gain (loss) on securities...............................        100           --           119           (5)
                                                                    ------      -------        ------     ---------
      Total non-interest income................................      2,475        1,982         8,400        7,859
                                                                     -----        -----         -----        -----

Non-interest expense:
   Compensation and benefits...................................      4,933        5,533        20,373       20,297
   Occupancy and equipment.....................................      1,782        1,746         7,064        6,531
   Federal deposit insurance premiums..........................        232          231           930          921
   Advertising.................................................        471          290         1,247        1,202
   Other operating expenses....................................      1,762        1,475         6,675        6,274
                                                                     -----        -----         -----        -----
      Total general and administrative expenses................      9,180        9,275        36,289       35,225
   Real estate operations, net.................................         21           48           111          218
   Amortization of excess of cost over fair value
     of net assets acquired....................................      1,141        1,141         4,563        4,218
                                                                    ------      -------        ------      -------
   Total non-interest expense..................................     10,342       10,464        40,963       39,661
                                                                    ------       ------        ------       ------

Income before income taxes.....................................      9,153        8,135        36,091       33,539
Income tax expense ............................................      4,068        3,692        15,940       14,810
                                                                     -----        -----        ------       ------

Net income.....................................................   $  5,085      $ 4,443      $ 20,151     $ 18,729
                                                                    ======        =====        ======       ======

Net income per common share:
                 Basic.........................................      $ 0.62      $ 0.48        $ 2.38       $ 2.11
                                                                       ====        ====          ====         ====
                 Diluted.......................................      $ 0.59      $ 0.46        $ 2.26       $ 1.99
                                                                       ====        ====          ====         ====









                                       RELIANCE BANCORP, INC. and SUBSIDIARY
                                             Selected Financial Ratios
                                                    (Unaudited)

                                                                      At or for the             At or for the
                                                                   Three Months Ended        Fiscal Year Ended
                                                                          June 30,                  June 30,
                                                                   ---------------------     ---------------------
                                                                     1999         1998         1999          1998
                                                                   --------     --------     -------        ------
Performance ratios:
Return on average assets.......................................       0.83%        0.77%        0.81%         0.86%
Cash return on average assets..................................       1.09%        1.11%        1.10%         1.19%
Return on average equity (2)...................................      11.34%        9.39%       11.22%        10.42%
Cash return on average equity (2)..............................      15.04%       13.56%       15.13%        14.42%
Return on average tangible equity (2)..........................      16.36%       13.72%       16.40%        15.14%
Average equity  to average assets..............................       7.14%        8.36%        7.30%         8.45%
Equity to total assets.........................................       7.00%        7.84%        7.00%         7.84%
Tangible equity to tangible assets.............................       4.89%        5.60%        4.89%         5.60%
Core deposits to total deposits................................      39.94%       36.91%       39.94%        36.91%
Net interest spread............................................       2.59%        2.79%        2.67%         2.98%
Net interest margin............................................       2.89%        3.09%        2.95%         3.28%
General and administrative expenses to average assets..........       1.49%        1.60%        1.47%         1.62%
Cash general and administrative
   expenses to average assets..................................       1.39%        1.43%        1.34%         1.45%
Operating income to average assets (1).........................       0.39%        0.34%        0.33%         0.29%
Average interest-earning assets to average
   interest-bearing liabilities................................       1.07X        1.07X        1.07X         1.07X
Cash net income per diluted common share.......................    $ 0.78       $ 0.66       $ 3.05        $ 2.75


                                                                                           At               At
                                                                                          June 30,         June 30,
                                                                                           1999             1998
                                                                                        ---------         ------
Assets quality ratios:
Non-performing loans to total loans...............................................          0.67%             0.95%
Non-performing loans to total assets..............................................          0.27%             0.37%
Non-performing assets to total assets.............................................          0.27%             0.40%
Allowance for loan losses to total loans..........................................          0.93%             0.91%
Allowance for loan losses to non-performing loans.................................        139.08%            96.12%


(1) Operating income represents non-interest income less (plus) net gain (loss) on securities and condemnation award from joint venture.

(2) For purposes of these calculations, average equity and average tangible equity exclude the effect of changes in the net unrealized appreciation
     (depreciation) on securities available for sale, net of taxes.




